UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 5, 2006

(Date of earliest event reported)

____________________________
PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-24985 (Commission File Number)	91-2118007 (IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices and zip code)

011-852-2876-2900
(Registrant’s telephone
number, including area code)

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On September 5, 2006, the Board of Directors (the “Board”) of PacificNet Inc. (the “Company”) by unanimous written consent appointed Joseph Levinson to serve as Chief Financial Officer of the Company. With his appointment, Mr. Victor Tong, President of the Company resigned as Interim Chief Financial Officer. A press release was published on September 5, 2006 to this effect and a copy of it is attached to this report as Exhibit 99.1.

During the 1990’s, Mr. Levinson was Corporate Development Officer of Hong Kong-listed China Strategic Holdings (“CSH”), where he was responsible for its public subsidiaries China Tire and Asia Resources Holdings. He later worked on numerous Asian clients at KPMG, and from 2000 to 2001, he was a manager at Deloitte & Touche in New York. Since 2001, Mr. Levinson holds senior positions in Chinese companies, including as CFO of a China-based media company and as a consultant for various Chinese companies seeking to list overseas. Currently, he acts as CFO of Global Pharmatech, Inc. an OTCBB-listed Chinese pharmaceutical company. Mr. Levinson has been a CPA since 1996.

The Company has entered into a consulting services agreement with Levinson Services Partners, of which Mr. Levinson is manager, which sets forth Mr. Levinson’s duties as the CFO of the Company and the terms of his compensation. The agreement is for a term of three (3) years commencing on September 5, 2006. As compensation for Mr. Levinson’s services he shall receive expense reimbursement and the following salary and other benefits:

(a) Base Salary equal to US$120,000 per annum, payable monthly in equal installments;

(b) Stock Options to purchase up to 12,000 shares of Company common stock per year, vesting in equal installments over a 10 month period, and

(c) Stock Options granted on an annual basis which vest only if the stock price of PacificNet common stock reaches certain thresholds.

The stock options shall be granted to Mr. Levinson under the Company’s 2005 Stock Option Plan.

Mr. Levinson has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Levinson had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits
Exhibit No.	Description
99.1	Press Release Dated September 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

Date: September 11, 2006	By:	/s/ Victor Tong

Name: Victor Tong Title: President

Exhibit Index
Exhibit No.	Description
99.1	Press Release Dated September 5, 2006